Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-K for the period ended December 31, 2009 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Southwest Royalties Institutional Income Fund IX-B, L.P. (the “Company”), hereby certifies that:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ L. Paul Latham
L. Paul Latham
President and Chief Executive Officer
of Southwest Royalties, Inc., the
Managing General Partner of
Southwest Royalties Institutional Income Fund IX-B, L.P.

March 31, 2010

/s/ Mel G. Riggs
Mel G. Riggs
Vice President and Chief Financial Officer of
Southwest Royalties, Inc., the
Managing General Partner of
Southwest Royalties Institutional Income Fund IX-B, L.P.

March 31, 2010